  EXHIBIT 99.1

Integrated Cannabis Solutions Executes Acquisition Agreements to acquire 2 Operating Entities in the Cannabis space.

The 2 entities combined have current monthly revenue of over $500,000 a month

December 1, 2022 - Coconut Creek, FL Integrated Cannabis Solutions, Inc. (“Integrated Cannabis” or the “Company”) (OTCPINK: IGPK), is pleased to share the following update.

IGPK formed a new wholly owned subsidiary, Houdini Group, Inc., which then executed 2 Acquisition Agreements to acquire 2 operating Cannabis California based entities:  Houdini Labs and The Tahoe Group.  The 3rd entity was not needed and did not reduce any revenue that was projected to be acquired.

Houdini Group has the capacity to grow over the next few months to a potential of $1.5 million in Gross monthly revenue and a potential of $400,000 Net income during a single shift.

Tahoe Group, LLC., operates as a Distributor of cannabis, delivery service, and Infused manufacturing.  The license owned by the Tahoe Group allows the company to operate three operations:

Delivery –Phoenix Delivery - acts like any other delivery service. Cannabis products are ordered from the company’s website by a customer, and then a driver brings them to the customer and collects payment.  Delivery companies are virtual dispensaries operating without a storefront.  Customers cannot come and pick up any goods and all goods must be delivered.  Home - Phoenix Delivery-Sacramento, CA Cannabis Delivery (gophoenixdelivery.com) Delivery is expected to be operational in January of 2023.

Infused Manufacturing – Tahoe Group is able to produce the following products; Gummy’s, Tinctures, Pre rolls, Vape carts, and Topicals.

Distribution – Genesis Distribution (“Genesis”) is a world-class swift, safe and secure cannabis products distribution company delivering to licensed brick-and-mortar retail stores in California. Genesis provides Pick-up, Warehousing, Sales & Marketing, Branding & Packaging, Testing, Delivery & Cash Collection, Compliance & regulatory support. Genesis is fully compliant, delivering State-of-the-art security while providing leading cannabis products to dispensaries. Focusing on sales planning, pricing and promotions, Genesis delivers the buying decisions that its brand partners want and expect to expand market share. Home - Genesis Distribution (wpengine.com)

Global Consortium Group, LLC (operates Houdini Labs as a DBA).

Houdini Labs (“Houdini”) is a California cannabis extraction company that develops and manufactures quality THC oils and concentrates in the fastest-growing segment of the California cannabis industry. Houdini continues to team up with some of the largest brands in California while pushing purity limits.  At scale, Houdini can process 1,200 lbs. per day with its advanced ethanol and CO2 equipment and butane extraction.  Houdini offers an expanded extraction facility. Additional production capacity is accessible with Houdini’s new modern butane extraction facility, growing its product line offerings.  Houdini’s services include toll processing, bulk crude and Ultra grade THC distillate production, and white-label services.

Houdini’s supply chain capabilities expand further by offering packaging, edibles, distribution, and B2C delivery services. By creating quality cannabis products with commitment and consistency, Houdini will elevate our clients’ goals at every opportunity. https://houdinilab.com/

The Company, in compliance with SEC regulations, will use social media outlets like Facebook or Twitter and its own website at www.igpk.org to announce key information in compliance with Regulation FD.

Forward-Looking Statements

This news release contains “forward-looking statements” as that term is defined in Section 27(a) of the United States Securities Act of 1933, as amended and Section 21(e) of the Securities Exchange Act of 1934, as amended. Statements in this press release that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations, or intentions regarding the future. Such forward-looking statements include, among other things, the relative growth of the Company’s future business, target markets, demand for products and services, and business strategy. Actual results could differ from those projected in any forward-looking statements due to numerous factors. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations, and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations, or intentions will prove to be accurate. No information in this press release should be construed in any manner whatsoever as an indication of our future revenues, financial condition, or stock price.

Investor Relations:

Matthew Dwyer

matt@igpk.org

www.igpk.org

Twitter @IGPKOTC

954-906-0098